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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 11, 1998


                             SI TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                       0-12370                    95-3381440
  (State or Other Jurisdiction of   (Commission File Number)      (IRS Employer ID. No.)
   Incorporation or Organization)

                             4611 South 134th Place
                           Seattle, Washington 98168
              (Address of Principal Executive Offices)  (Zip Code)

                                 (206) 244-6100
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.   Other Events

SEATTLE, Washington (May 11, 1998) -- SI Technologies, Inc. (NASDAQ: "SISI") today announced the successful completion of a private placement which raised, in gross proceeds, $4.2 million in additional equity for the Company via the sale of common stock and warrants. Participants in the private placement included institutional investors and the management of SI Technologies, Inc.

The Company sold 168 Units at a price of $25,000 per Unit. Each Unit consisted of 4,998 shares of common stock, plus warrants to purchase 1,000 shares of common stock at an exercise price of $8.00 per share. As a result of the offering, the Company issued 839,664 shares of common stock, along with warrants to purchase 168,000 shares of common stock in the future. After consummation of the offering, SI Technologies, Inc. has 3,387,904 common shares outstanding.

The Company has used the Unit proceeds to reduce existing indebtedness incurred in connection with recent acquisitions.

The following table sets forth the capitalization of the Company (i) as of January 31, 1998 and (ii) as adjusted to reflect the sale by the Company of the 168 Units.

                                                                  As of January 31, 1998
                                                                --------------------------
                                                                   Actual      As Adjusted
                                                                -----------    -----------
     Note payable to bank, due July 31, 1998                    $ 3,000,000    $        --
     Current maturities of long-term obligations                    392,800        392,800
     Long-term obligations, less current maturities               4,351,483      3,656,483
                                                                -----------    -----------
                         Total debt                               7,744,283      4,049,283

     Common stock, par value $.01 per share:
          10,000,000 shares authorized, 2,347,240 shares
          issued and outstanding; 3,186,904 shares issued and
          outstanding, as adjusted (1)                               23,472         31,869
     Preferred stock, par value $.01 per share
          2,000,000 shares authorized, none issued                       --             --
     Additional paid-in capital                                   5,154,268      8,840,871
     Retained earnings                                            1,166,315      1,166,315
                                                                -----------    -----------
                         Total stockholders' equity               6,344,055     10,039,055
                                                                -----------    -----------
                         Total capitalization                   $14,088,338    $14,088,338
                                                                ===========    ===========

          (1) Does not include 200,000 shares of Common Stock issued pursuant to an acquisition consummated in February 1998 and 1,000 shares of Common Stock issued in March 1998 upon the exercise of stock options.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duty authorized.

Dated: May 20, 1998

                                             SI TECHNOLOGIES, INC.


                                        By:  /s/ RICK A. BEETS
                                             ------------------------------
                                             Rick A. Beets, President


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